UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2019

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55976	35-2540672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

319 Clematis Street Suite 714 West Palm Beach FL 33401

(Address of principal executive offices, including zip code)

(866) 286-1055

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Promissory Note with Power Up Lending Group Ltd.

On May 3, 2019, Ozop Surgical Corp. a Nevada corporation (the “Company”) entered into a securities purchase agreement (the “SPA”) with Power Up Lending Group Ltd., a Virginia corporation (the “Investor”), pursuant to which the Company agreed to issue a 12% Convertible Promissory Note, (the “Note”) in the principal amount of $58,000 in exchange for a purchase price of $58,000. The Note was funded by the Investor on May 6, 2019, and on such date pursuant to the SPA, the Company reimbursed the Investor for expenses for legal fees and due diligence of $3,000. The proceeds will be used by the Company for general working capital purposes.

Pursuant to the SPA, the Company agreed not to conduct any equity (or debt with an equity component) financing in an amount less than $150,000 (the “Future Offering”) during the period beginning on the date of the issuance of the Note and ending nine months following such date without first giving the Investor notice of the Future Offering and allowing the Investor the option to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering. The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions.

The Note matures 12 months after the date of issuance. The Note is convertible into shares of the Company’s common stock beginning on the date which is 180 days from the issuance date of the Note, at a conversion price equal to 61% multiplied by the lowest trading price, as such term is defined in the Note, during the 20 trading day period ending on the last completed trading date in the OTC Markets prior to the date of conversion, provided, however, that the Investor may not convert the Note to the extent that such conversion would result in the Investor’s beneficial ownership being in excess of 4.99% of the Company’s issued and outstanding common stock together with all shares owned by the Investor and its affiliates. The beneficial ownership limitation may not be waived by the Investor.

The Note carries a pre-payment penalty if the Note is paid off in 30, 60, 90,120,150, or 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 110%, 115%, 120%, 125%, 130%, and 135% respectively. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment.

Pursuant to the Note, during any period any obligations are owed to the Investor under the Note, if the Company seeks to sell enter into a lease or otherwise dispose of any significant portion of its assets outside of the ordinary course of business, it must first obtain the Investor’s written consent to do so.

Pursuant to the Note, during any period where funds are owed under the Note, if the Company enters into any future financing transactions with a third party investor, excluding certain exempted issuances listed in the Note, the Company will be required to give notice of same to the Investor at least 10 days prior to closing of such future financing, and in the event that the Investor determines that the terms of the subsequent investment are preferable to the terms of the securities issued to the Investor pursuant to the terms of the SPA, the Company will have to amend and restate the securities issued to the Investor pursuant to the SPA (which may include the conversion terms of the Note), to be identical to the instruments evidencing the subsequent investment.

The foregoing descriptions of the SPA and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the SPA and the Note, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Funding of Second Tranche and Warrant Issued to Crown Bridge Partners, LLC

On May 7, 2019, the Company issued a warrant (the “Warrant”) to purchase 18,333 shares of the Company’s common stock at an exercise price of $1.50 for a term of three (3) years to Crown Bridge Partners, LLC (CBP). The Company anticipates receiving the funding of the second tranche on May 10, 2019, in an amount of $23,500 (the “Second Tranche”) under the $165,000 convertible promissory note issued by the Company to CBP on February 5, 2019. The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, a copy of which is filed as Exhibits 10.3, to this Current Report on Form 8-K and is incorporated by reference herein.

Securities Purchase Agreement and Convertible Promissory Note with Crossover Capital Fund I, LLC

On May 7, 2019, the Company entered into a securities purchase agreement (the “CC SPA”) with Crossover Capital Fund I, LLC (“CC”) pursuant to which the Company agreed to issue a 12% Convertible Promissory Note, (the “CC Note”) in the principal amount of $52,500 in exchange for a purchase price of $50,000, with the $2,500 difference representing the original issue discount. The CC Note was funded by CC on May 8, 2019, when the Company received $47,500, after lender costs of $2,500.. The CC SPA includes customary representations, warranties and covenants by the Company and customary closing conditions.

The CC Note matures on February 7, 2020. The CC Note is convertible into shares of the Company’s common stock, at a conversion price equal to 58% multiplied by the average of the two lowest trading price during the 20 trading day period ending on the last completed trading date in the OTC Markets prior to the date of conversion. The CC Note carries a pre-payment penalty if the Note is paid off in 60 or every 30 days thereafter up to 180 days following the issue date. The pre-payment penalty is based on the then outstanding principal at the time of pay off plus accrued and unpaid interest multiplied by 120%, if paid before 60 days, and additional 5% increments accumulating for every 30 days thereafter up to 180 days. After the expiration of 180 days following the issue date, the Company shall have no right of prepayment.

The foregoing descriptions of the CC SPA and the CC Note do not purport to be complete and are qualified in their entirety by reference to the full text of the CC SPA and CC Note, copies of which are filed as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in “Item 1.01 - Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 - Entry into a Material Definitive Agreement,” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Note, the Warrant and the CC Note, are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), in reliance upon exemptions from the registration requirements of the Act in transactions not involving a public offering, including, but not limited to the exemption provided pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act for offers and sales of restricted securities in a private, non-public transaction to accredited investors, as defined in Rule 501 of Regulation D.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Securities Purchase Agreement, entered into between Ozop Surgical Corp. and Power Up Lending Group LTD. dated May 3, 2019.*

10.2	Convertible Promissory Note issued on May 3, 2019, by Ozop Surgical Corp. to Power Up Lending Group LTD.*

10.3	Warrant issued May 7, 2019, by Ozop Surgical Corp. to Crown Bridge Partners, LLC.*

10.4	Securities Purchase Agreement, entered into between Ozop Surgical Corp. and Crossover Capital Fund I, LLC dated May 7,2019.*

10.5	Convertible Promissory Note issued on May 7, 2019, by Ozop Surgical Corp. to Crossover Capital Fund I, LLC.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

OZOP SURGICAL CORP.

Date: May 9, 2019	By:	/s/Barry Hollander
Barry Hollander
Chief Financial Officer